Exhibit 99.1

Radiant Systems, Inc. Reports Third Quarter Results

The Company reports third quarter revenue growth with adjusted earnings of $0.29 per diluted share and GAAP earnings of $0.20 per diluted share

ATLANTA--(BUSINESS WIRE)--November 2, 2010--Radiant Systems, Inc. (Nasdaq: RADS), announced today financial results for the third quarter ended September 30, 2010.

Summary financial results for the third quarter of 2010 are as follows:

  Total revenues of $89.2 million for the period exceeded Company guidance and represent a 26 percent increase from revenues of $70.9 million for the same period in 2009.
  Recurring revenues (which are comprised of maintenance, subscription and transaction services) for the period were $37.0 million, an increase of 10 percent over the same period in 2009.
  Adjusted operating income (non-GAAP) for the period was $12.5 million, an increase of 37 percent over the same period in 2009.
  Adjusted net income (non-GAAP) for the period was $10.7 million, or $0.29 per diluted share, exceeding Company guidance by $0.05 per diluted share. The results represent an increase of $4.5 million, or $0.11 per diluted share, compared to the same period in 2009 and exclude amortization of acquisition-related intangible assets, employee stock compensation expense and other charges and income.
  Adjusted net income for the period includes a reduction in the cash tax provision due to a true-up in the annual estimated cash tax rate. This reduction increased adjusted net income by approximately $1.0 million, or $0.03 per diluted share, in the third quarter of 2010.
  Net income for the period was $7.5 million, or $0.20 per diluted share, an increase of $4.1 million, or $0.10 per diluted share, compared to the same period in 2009.

Summary year-to-date financial results for the nine-month period ended September 30, 2010 are as follows:

  Total revenues for the period were $255.8 million, an increase of 22 percent from revenues of $209.7 million for the same period in 2009.
  Recurring revenues for the period were $108.8 million, an increase of 12 percent over the same period in 2009.
  Adjusted operating income (non-GAAP) for the period was $33.9 million, an increase of 34 percent over the same period in 2009.
  Adjusted net income (non-GAAP) for the period was $25.8 million, or $0.72 per diluted share. The results represent an increase of $8.8 million, or $0.21 per diluted share, compared to the same period in 2009 and exclude amortization of acquisition-related intangible assets, employee stock compensation expense and other charges and income.
  Net income for the period, which includes a $0.3 million non-cash gain, was $15.9 million, or approximately $0.44 per diluted share, an increase of $8.2 million, or $0.21 per diluted share, compared to the same period in 2009.

John Heyman, the Company's chief executive officer said, “We are pleased with the exceptional year we are having and the long-term prospects we see for the business. The economic climate remains difficult, but the investments we have made in expanding our market presence and product suite have allowed us to gain share across our segments.”

“Our results continue to reflect a good balance of current quarter performance and long term investment,” said Mark Haidet, the Company’s chief financial officer. “Our adjusted operating margin was 14% while we generated $9.8 million in cash from operations and free cash flow of $7.5 million during the quarter.”

Haidet continued, “Based on the success of the quarter and visibility into the year, we are increasing our guidance which reflects continued strong revenue and profit growth over 2009. This guidance takes into account the impact of our equity offering and the adjustment of our cash tax rate to 22%. Setting aside the tax rate change and impact of our equity offering we exceeded our third quarter guidance by a penny per share and are raising our annual guidance by an additional penny.”

The Company’s guidance is as follows:

	Revenue Range (millions)	Adjusted Earnings (non-GAAP)/Share Range
Quarter ending December 31, 2010	$88 to $89	$0.22 to $0.23
Year ending December 31, 2010 – Previous	$336 to $340	$0.87 to $0.90
Year ending December 31, 2010 – Updated	$344 to $345	$0.94 to $0.95

The Company provides adjusted operating income, adjusted net income and adjusted net income per share in this press release as additional information relating to the Company's operating results. These measures are not in accordance with, or an alternative for, GAAP and may be different from adjusted operating income, adjusted net income and adjusted net income per share measures used by other companies. Adjusted operating income and adjusted net income exclude amortization of acquisition-related intangible assets, non-recurring items and compensation expense related to the issuance of employee stock options. The income tax provision is calculated on the Company’s cash tax rate for the year (based on actual cash expected to be paid to domestic and foreign governments). The Company believes that this non-GAAP presentation provides useful information to investors regarding certain additional financial and business trends relating to the Company's financial condition and results of operations, and valuable insight into the Company’s ongoing operations and earnings power.

Radiant will hold its third quarter 2010 conference call today at approximately 4:30 p.m. Eastern Time. This call is being webcast by ThomsonReuters and can be accessed at Radiant's web site at http://phx.corporate-ir.net/phoenix.zhtml?c=115271&p=irol-irhome. The call will also be available via telephone at 1-877-719-9799 – reference passcode 4753085.

Headquartered in Atlanta, Radiant Systems, Inc. (Nasdaq: RADS) is a global provider of innovative technology to the hospitality and retail industries. With more than 100,000 installations worldwide, our customers include leading brands and venues in the restaurant and food service, sports and entertainment, petroleum and convenience, and specialty retail markets. Radiant has offices in North America, Europe, Asia and Australia. For more information, visit www.radiantsystems.com.

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with the Company’s business and finances in general, including its ability to continue and manage its growth, competition, global economic conditions and other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements.

RADIANT SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the three months ended		For the nine months ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009

Revenues:
Systems	$42,180	$29,619	$118,565	$86,499
Maintenance, subscription and transaction services	36,993	33,501	108,769	96,781
Professional services	10,076	7,820	28,490	26,395
Total revenues	89,249	70,940	255,824	209,675

Cost of revenues:
Systems	23,589	16,051	65,955	45,278
Maintenance, subscription and transaction services	17,497	16,340	52,023	47,430
Professional services	6,903	5,353	20,376	17,401
Total cost of revenues	47,989	37,744	138,354	110,109

Gross profit	41,260	33,196	117,470	99,566

Operating expenses:
Product development	6,670	5,911	18,567	16,624
Sales and marketing	11,817	10,288	35,374	31,378
Depreciation of fixed assets	1,466	1,143	4,416	3,625
Amortization of intangible assets	2,157	2,380	6,509	6,969
General and administrative	10,087	7,701	29,231	26,142
Other (income) and charges, net	-	-	(313)	1,153
Total operating expenses	32,197	27,423	93,784	85,891

Income from operations	9,063	5,773	23,686	13,675

Interest and other expense, net	174	505	799	1,726

Income before taxes	8,889	5,268	22,887	11,949

Income tax provision	1,387	1,847	7,026	4,321

Net income	$7,502	$3,421	$15,861	$7,628

Net income per share:
Basic	$0.21	$0.10	$0.46	$0.23
Diluted	$0.20	$0.10	$0.44	$0.23

Weighted average shares outstanding:
Basic	35,354	33,002	34,290	32,834
Diluted	36,916	34,269	35,808	33,500

Reconciliation of GAAP operating income to adjusted non-GAAP operating income:

GAAP operating income	$9,063	$5,773	$23,686	$13,675
Equity-based compensation expense (a)
Cost of revenues	117	113	311	394
Operating expenses	1,198	853	3,660	3,162
Total equity-based compensation expense	1,315	966	3,971	3,556
Amortization of purchased intangibles (b)	2,157	2,380	6,509	6,969
Other charges and income, net (c)	-	-	(313)	1,153

Adjusted non-GAAP operating income	$12,535	$9,119	$33,853	$25,353

Reconciliation of GAAP net income to adjusted non-GAAP net income:

GAAP net income	$7,502	$3,421	$15,861	$7,628
Equity-based compensation expense (a)
Cost of revenues	117	113	311	394
Operating expenses	1,198	853	3,660	3,162
Total equity-based compensation expense	1,315	966	3,971	3,556
Amortization of purchased intangibles (b)	2,157	2,380	6,509	6,969
Other charges and income, net (c)	-	-	(313)	1,153
Tax effect of adjustment items, difference between the
Company's effective tax rate and cash tax rate (d)	(298)	(565)	(246)	(2,295)

Adjusted non-GAAP net income	$10,676	$6,202	$25,782	$17,011

Adjusted non-GAAP net income per diluted share	$0.29	$0.18	$0.72	$0.51

In addition to our GAAP results, Radiant Systems discloses adjusted operating income, adjusted net income and adjusted net income per diluted share, referred to respectively as "adjusted non-GAAP operating income", "adjusted non-GAAP net income" and "adjusted non-GAAP net income per diluted share". These items, which are collectively referred to as "non-GAAP measures", exclude the impact of stock-based compensation, the amortization of acquisition-related intangible assets and charges/gains that are unlikely to occur again in the normal course of business. From time to time, subject to the review and approval of the audit committee of the Board of Directors, we may make other adjustments for expenses and gains that we do not consider reflective of core operating performance in a particular period and may modify the non-GAAP measures by excluding these expenses and gains.

We define our core operating performance to be the revenues recorded in a particular period and the expenses incurred within that period which management has the capability of directly affecting in order to drive operating income. Non-cash stock-based compensation, amortization of acquisition-related intangible assets and charges/gains that are unlikely to occur again in the normal course of business are excluded from our core operating performance because the decisions which gave rise to these expenses were not made to drive revenue in a particular period, but rather were made for our long-term benefit over multiple periods. While strategic decisions, such as the decision to issue stock-based compensation, are made to further our long-term strategic objectives and do impact our income statement under GAAP, such items may affect multiple periods and management is not able to change or affect these items within any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the non-GAAP measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in a particular period.

Prior to the adoption of FASB ASC Topic 718, Compensation–Stock Compensation (“ASC 718”), our practice was to exclude stock-based compensation internally to evaluate performance and we presented investors our financial information in this manner while disclosing the effects of stock-based compensation. With the adoption of ASC 718, we continue to believe that non-GAAP measures can provide relevant disclosure to investors and we have presented non-GAAP measures that exclude and include those items noted above. While these items are recurring and affect GAAP net income, we do not use them to assess our operational performance for any particular period because (a) these items affect multiple periods and are unrelated to business performance in a particular period; (b) we are not able to change these items in any particular period; and (c) these items do not contribute to the operational performance of our business during any particular period.

We also use non-GAAP measures to operate the business because the excluded expenses are not under the control of, and accordingly are not used in evaluating the performance of, operations personnel within their respective areas of responsibility. In the case of stock-based compensation expense, the awarding of stock options is governed by the compensation committee of the Board of Directors and, in the case of acquisition-related intangible assets, acquisitions arise from strategic decisions which are not the responsibility of most levels of operational management. Charges/gains that are unlikely to occur again in the normal course of business and the non-cash portion of our effective tax rate, like our stock-based compensation charges and amortization of acquisition-related intangible assets, are excluded in management's internal evaluations of our operating results and are not considered for management compensation purposes.

Our strategy is to use stock-based compensation to attract and retain key employees and executives. It is principally aimed at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation varies for reasons that are generally unrelated to operational performance in any particular period. We use quarterly and annual cash incentive payouts for executives and other employees to motivate and reward the achievement of short-term operational objectives.

We view amortization of acquisition- related intangible assets as items arising from pre-acquisition activities. While these assets are regularly reviewed for impairment, amortization of the costs is a static expense, one that is typically not affected by operations during any particular period and does not contribute to operational performance for any particular period.

Restructuring and impairment charges are excluded in our non-GAAP measures because they are significantly different in magnitude and character from routine personnel and facility adjustments that management makes when monitoring and conducting the Company's core operations during any particular period.

Our historical non-GAAP effective tax rate differs from our GAAP effective tax rates because of the exclusion of the non-GAAP adjustments previously mentioned and the resulting impact on the realization of the Company's other tax assets. We exclude the impact of these discrete tax items from our non-GAAP income tax provision because management believes that they are not indicative of the Company's tax obligations that will be paid in cash.

Because the non-GAAP measures are not calculated in accordance with GAAP, they are used by our management as a supplement to, and not an alternative or superior to, financial measures calculated in accordance with GAAP. There are a number of limitations on the non-GAAP measures, including the following:

a. These non-GAAP measures do not have standardized meanings and may not be comparable to similar non- GAAP measures used or reported by other companies.

b. The non-GAAP measures do not reflect all costs associated with our operations determined in accordance with GAAP.

c. Excluded expenses for stock-based compensation and amortization of acquisition-related intangible assets will continue to recur and impact the Company's GAAP results. While restructuring costs and other charges/gains are not expected to repeat themselves in the normal course of business, their occasional occurrence will impact GAAP results.

Management compensates for these limitations by relying on these non-GAAP measures only as a supplement to the Company's GAAP results.

(a) Under the Modified Prospective Method of ASC 718, we expense the fair value of grants made under stock option programs over the vesting period of the options. The adjustments to cost of revenues and operating expenses represent stock-based compensation expense recorded during the period.  Total stock-based compensation expense for the three months ended September 30, 2010 and 2009 was $1.3 million and $1.0 million, respectively, on a pre-tax basis. Total stock-based compensation expense for the nine months ended September 30, 2010 and 2009 was $4.0 million and $3.6 million, respectively, on a pre-tax basis.

(b) Adjustments represent amortization of intangible assets from prior acquisitions.

(c) Adjustments represent the elimination of charges/gains that are unlikely to occur again in the normal course of business. For 2010, a $0.3 million non-cash gain was recorded related to an adjustment to the Company's goodwill impairment that was recorded in the fourth quarter of 2009 (second quarter 2010).

For 2009, these charges consisted of a $0.7 million charge related to severance and restructuring of the organization (first quarter 2009) and a $0.5 million write-off of third-party software licenses that the Company does not intend to use (first quarter 2009). These charges were partially offset by a $0.1 million gain on the sale of a building (first quarter 2009).

(d) The Company reports its non-GAAP income tax provision on a cash tax rate basis which was approximately 22% and 28% for  the three and nine-month periods ended September 30, 2010 and 2009, respectively.  Note that the Company estimated the cash tax rate to be 27% throughout 2010 .  Therefore, an adjustment was made in the third quarter to reduce the estimated cash tax rate to the actual cash tax rate of 22% for the three and nine-month periods ended September 30, 2010.

RADIANT SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

ASSETS

	September 30,	December 31,
	2010	2009

Current assets
Cash and cash equivalents	$57,623	$15,521
Accounts receivable, net	57,499	42,515
Inventories	38,175	29,662
Deferred tax assets	6,061	5,690
Other current assets	3,235	4,587
Total current assets	162,593	97,975

Property and equipment, net	23,953	24,923
Software development costs, net	13,046	11,810
Deferred tax assets, non-current	2,096	1,323
Goodwill	109,575	107,819
Intangibles, net	35,691	42,428
Other long-term assets	9,693	2,319

Total assets	$356,647	$288,597

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued liabilities	$47,040	$41,186
Customer deposits and unearned revenues	27,421	21,157
Current portion of long-term debt and capital lease payments	6,527	6,842
Total current liabilities	80,988	69,185

Long-term debt and capital lease payments, net of current portion	10,481	57,202
Deferred tax liabilities, non-current	4,886	4,265
Other long-term liabilities	11,727	4,602
Total liabilities	108,082	135,254

Shareholders' equity
Common stock, no par value; 100,000,000 shares authorized;
38,808,547 and 33,239,198 shares issued and outstanding, respectively	-	-
Additional paid-in capital	242,470	164,769
Retained earnings (accumulated deficit)	6,780	(9,081)
Accumulated other comprehensive loss	(685)	(2,345)
Total shareholders' equity	248,565	153,343

Total liabilities and shareholders' equity	$356,647	$288,597

CONTACT:
Radiant Systems, Inc.
Karen Leytze, 770-576-6811
karen.leytze@radiantsystems.com